UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2023

ALIMERA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6310 Town Square, Suite 400 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 9, 2023, Alimera Sciences, Inc. (the “Company”) announced that the board of directors of the Company (the “Board”) had elected Russell L. Skibsted, age 63, as the Company’s Chief Financial Officer and Senior Vice President. The election occurred on January 6, 2023 and became effective as of January 9, 2023. Mr. Skibsted succeeds Richard S. Eiswirth, Jr., who had served as the Company’s interim Chief Financial Officer since November 28, 2022. Immediately before Mr. Skibsted became the Company’s Chief Financial Officer and Senior Vice President, Mr. Eiswirth resigned from his position as interim Chief Financial Officer and relinquished the roles of principal financial officer and principal accounting officer of the Company, which Mr. Skibsted has now assumed. Mr. Eiswirth will continue as the Company’s President and Chief Executive Officer.

Before his appointment as the Company’s Chief Financial Officer and Senior Vice President, Mr. Skibsted served as Chief Financial Officer and Chief Business Officer of Rockwell Medical, Inc. (Nasdaq: RMTI), a commercial healthcare company focused on providing life-sustaining products for patients suffering from blood disorders and diseases associated with the kidney, from September 2020 until November 2022. Previously, Mr. Skibsted served as Chief Financial Officer of AgeX Therapeutics, Inc. (NYSE: AGE), a publicly-traded biotechnology company focused on cell therapy targeting the diseases of aging that was spun out of BioTime, Inc. (currently Lineage Cell Therapeutics, Inc.), from July 2017 to May 2020. Prior to that, he served as Chief Financial Officer of BioTime, Inc., a clinical-stage biotechnology company, from November 2015 to January 2019, where he simultaneously, from time to time, performed the role of Chief Financial Officer for several of BioTime’s public and private subsidiaries, including AgeX Therapeutics, OncoCyte Corporation, a publicly-traded developer of novel, non-invasive tests for the early detection of cancer and a former subsidiary of BioTime, Inc., from November 2015 until November 2017, and Asterias Biotherapeutics, Inc., a biotechnology company pioneering the field of regenerative medicine with clinical programs in spinal cord injury and oncology immunotherapy and a former subsidiary of BioTime, Inc., from March 2016 until November 2016. Mr. Skibsted holds a B.A. in Economics from Claremont McKenna College and an MBA from the Stanford Graduate School of Business.

Skibsted Employment Agreement

The terms and conditions of Mr. Skibsted’s appointment will be governed by an employment agreement dated as of January 9, 2023, between the Company and Mr. Skibsted (the “Employment Agreement”). The Employment Agreement provides for a base salary of $400,000 and a potential annual bonus, which is subject to adjustment by the Board from time to time. The Employment Agreement provides that Mr. Skibsted’s target annual bonus amount shall not be reduced to an amount below 40% of his then-current base salary.

The Employment Agreement provides that Mr. Skibsted’s employment with the Company is “at will.” Mr. Skibsted is entitled to receive all other benefits generally available to the Company’s executive officers. The Employment Agreement also provides certain severance and change in control-related benefits, including cash severance and vesting acceleration upon the occurrence of certain defined events, as described below.

Severance and Change in Control Benefits

Acceleration Provisions for Unvested Options and Shares of Restricted Stock in the Event of a Change in Control

The Employment Agreement includes acceleration provisions for unvested options and shares of restricted stock (“Restricted Shares”) in the event of a change in control. Under these provisions, if change in control occurs, Mr. Skibsted will receive 12 months of additional vesting for any stock options and Restricted Shares that are outstanding and unvested as of the date of such transaction. In addition, Mr. Skibsted’s unvested stock options and Restricted Shares will vest in full if (a) the Company is subject to a change in control before Mr. Skibsted’s employment with the Company terminates and (b) within 12 months after the change in control, his employment with the Company is terminated by the Company (or its successor) without cause or he terminates his employment for good reason. Further, if the Company is a party to a merger or consolidation, Mr. Skibsted’s unvested stock options and Restricted Shares will vest in full unless the agreement evidencing the merger or consolidation provides for one or more of the following: (a) the continuation of his stock options and Restricted Shares by the Company if the Company is the surviving corporation; (b) the assumption of his stock options and Restricted Shares by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options and Restricted Shares for his existing stock options and Restricted Shares; (d) full exercisability of outstanding stock options and full vesting of the Restricted Shares, followed by the cancellation of such stock options and Restricted Shares in the transaction; or (e) the cancellation of Mr. Skibsted’s outstanding stock options and Restricted Shares and a payment to Mr. Skibsted equal to the excess of (i) the fair market value of the stock subject to such stock options and of the Restricted Shares (whether or not such stock options and Restricted Shares are then exercisable or vested, as applicable) as of the closing date of such merger or consolidation over (ii) the exercise price (for stock options).

Termination without Cause/Resignation for Good Reason Not in Connection with a Change in Control

In addition, the Employment Agreement provides that if the Company terminates Mr. Skibsted’s employment without cause or if he resigns for good reason, either more than three months prior to a change in control or more than 18 months after a change in control, subject to the conditions in the Employment Agreement, Mr. Skibsted will be entitled to:

•his earned but unpaid base salary plus 100% of his total annual base salary at the rate in effect at the time of termination paid in 12 monthly installments;

•a cash payment equal to his bonus, determined based on the actual performance of the Company for the full fiscal year in which his employment terminates, that he would have earned for the year in which his employment terminates had he remained employed for the entire year, prorated based on the ratio of the number of days during such year he was employed to 365 (the “Earned Bonus”); and

•payment of the premiums for medical insurance coverage for Mr. Skibsted and his dependents under COBRA for one year following the date of termination or, if earlier, until he is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

Termination without Cause/Resignation for Good Reason in Connection with a Change in Control

The Employment Agreement provides that if the Company terminates Mr. Skibsted’s employment without cause or if he resigns for good reason, either within three months prior to a change in control or within 18 months after a change in control, subject to the conditions in the Employment Agreement, Mr. Skibsted will be entitled to:

•100% of the sum of (a) his total annual base salary at the rate in effect at the time of termination plus (b) his target bonus in effect at the time of termination, which will be paid in 12 equal monthly installments;

•a cash payment equal to his Earned Bonus;

•payment of the premiums for medical insurance coverage for Mr. Skibsted and his dependents under COBRA for 12 months or until he is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

Benefits upon Death or Disability

Death

The Employment Agreement provides certain benefits if Mr. Skibsted’s employment is terminated on account of his death. In that event, the Company is obligated to pay:

(a)his base salary through the end of the month in which his death occurred,

(b)a cash payment equal to his Earned Bonus through the date of death,

(c)any benefits he is entitled to under the terms of any applicable disability plans or other employee benefit plan, and

(d)the premiums for medical insurance coverage for his dependents under COBRA for 12 months after the date of death or, if earlier, until his dependents are eligible to be covered under another substantially equivalent medical insurance plan.

In addition, all of Mr. Skibsted’s remaining unvested equity awards will vest upon his death.

Disability

The Employment Agreement provides certain benefits if Mr. Skibsted’s employment is terminated on account of his disability. In that event, the Company is obligated to pay:

(a)his base salary through the end of the month in which the termination occurred,

(b)a cash payment equal to his Earned Bonus,

(c)any benefits he is entitled to under the terms of any applicable disability plans or other employee benefit plan, and

(d)the premiums for medical insurance coverage for him and his dependents under COBRA for 18 months after the date of termination or, if earlier, until he is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

In addition, all of Mr. Skibsted’s remaining unvested equity awards will vest upon his disability.

A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference. The above description of the Employment Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Skibsted Equity Awards

In connection with his appointment as Chief Financial Officer and Senior Vice President, Mr. Skibsted received initial grants under the Company’s 2019 Omnibus Incentive Plan of (a) options to purchase 52,500 shares of the Company’s common stock and (b) 17,500 Restricted Shares. The exercise price for each option was $2.82, the closing price of the Company’s common stock on the Nasdaq Global Market on January 9, 2023. The options are exercisable (x) with respect to 13,125 options, when Mr. Skibsted completes 12 months of continuous service with the Company, and (y) with respect to the remaining 39,375 options, in equal monthly installments over 36 months beginning one month after the vesting commencement date of January 9, 2024, so long as Mr. Skibsted’s service as an employee of the Company is continuous through the applicable vesting date. The Restricted Shares vest in four equal annual installments beginning on January 9, 2024, so long as Mr. Skibsted’s service as an employee of the Company is continuous through the applicable vesting date.

Skibsted Indemnification Agreement

Consistent with the Company’s standard policy for its executive officers, Mr. Skibsted has entered into an indemnification agreement with the Company in the customary form for executive officers.

No Other Arrangements or Understandings

There are no arrangements or understandings between Mr. Skibsted and any other persons pursuant to which he was appointed as Chief Financial Officer and Senior Vice President of the Company. There are no family relationships between Mr. Skibsted and any of the Company’s directors or other executive officers, and Mr. Skibsted is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD.

On January 9, 2023, the Company issued a press release announcing the appointment of Mr. Skibsted as Chief Financial Officer and Senior Vice President. A copy of the press release is furnished as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated January 9, 2023, by and between Alimera Sciences, Inc. and Russell L. Skibsted
99.1	Press Release of Alimera Sciences, Inc. dated January 9, 2023 (furnished only)
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: January 10, 2023	By:	/s/ Richard S. Eiswirth, Jr.
	Name:	Richard S. Eiswirth, Jr.
	Title:	President and Chief Executive Officer